UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

_______________________

Date of Report

(Date of earliest

event reported): May 7, 2013

                                AgFeed Industries, Inc.

(Exact name of registrant as specified in its charter)

Nevada	1-33674	20-2597168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

     100 Bluegrass Commons Blvd., Suite 310, Hendersonville, Tennessee 37075

(Address of principal executive offices, including zip code)

                                  (917) 804-3584

(Registrant’s telephone number, including area code)

                                           Not Applicable

(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2013, the Board of Directors (the “Board”) of AgFeed Industries, Inc. (the “Company”) appointed Mr. Keith A. Maib to serve as the Chief Restructuring Officer of the Company in connection with the Company’s evaluation of strategic options, which may include the sale of all or substantially all of the Company’s assets. Mr. Maib will remain an employee of Mackinac Partners LLC (“Mackinac”), a leading financial advisory and turnaround management firm, and his appointment will be through an engagement agreement to be entered into with Mackinac. Mr. Maib will report directly to the Board.

Mr. Maib, age 54, is currently a Senior Managing Director of Mackinac Partners LLC, where he has been employed for five years. Mr. Maib has over 25 years of diversified business experience, including serving as a partner in two international accounting firms, and is nationally recognized as a leading turnaround executive. Most recently, Mr. Maib served as the interim Chief Executive Officer and Interim Chief Financial Officer for PlayPower Holdings, Inc., a manufacturer of commercial playground equipment and floating dock systems, from September 2010 to June 2012, where he continues to serve as a director. Mr. Maib previously served as the Interim Chief Operating and Marketing Officer for Sunterra Corporation, now known as Diamond Resorts International, a developer and marketer of vacation ownership interests. Mr. Maib has also served as the Chairman and Chief Executive Officer of Worldnet Communications/ WCI Cable, owners and operators of a telecommunications system, the Chief Restructuring Officer of RSL Communications, an international telecommunications company, and the Chief Operating Officer of Borland, a software publisher. Mr. Maib also previously served as Chief Executive Officer and Director of PennCorp Financial Group, a life insurance holding company, and as Chief Financial Officer and Director of Acordia, an insurance brokerage firm. Mr. Maib started his professional career with Price Waterhouse in 1981 and was admitted to its partnership in 1993 in the corporate recovery practice. Mr. Maib graduated from the University of Kansas in 1981 with a Bachelor’s degree in business administration and an emphasis in accounting.

AgFeed USA, LLC (“AgFeed USA”), a wholly owned subsidiary of the Company, has paid Mackinac a total of $524,907 of fees and $30,875 of expenses, including the retainer described below, through May 10, 2013 under a separate engagement letter, dated February 25, 2013, under which Mackinac has provided restructuring and financial advisory services to AgFeed USA and Mr. Maib has been made available to serve as the Chief Restructuring Officer of AgFeed USA. AgFeed USA committed to a $100,000 non-refundable retainer and engaged Mackinac at hourly rates depending on the qualifications and responsibilities of the Mackinac employees engaged plus reimbursement of out-of-pocket expenses incurred by Mackinac.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGFEED INDUSTRIES, INC.

Date: May 13, 2013	By:	/s/ Gerard Daignault
Gerard Daignault
Interim Chief Financial Officer

3